                                                                     EXHIBIT 2.1

                              EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of December 19, 1999 (the "Agreement Date") by and between VERISIGN, INC., a Delaware corporation ("VeriSign"), and MARK SHUTTLEWORTH, an individual ("THAWTE Shareholder"), who is the sole shareholder of THAWTE HOLDINGS (PTY) LTD., a corporation organized and existing under the laws of the Republic of South Africa ("THAWTE SOUTH AFRICA"), and THAWTE [USA], Inc., a North Carolina corporation ("THAWTE USA") (THAWTE SOUTH AFRICA and THAWTE USA are sometimes collectively referred to as "THAWTE").

                                   RECITALS

     A. The parties intend that, subject to the terms and conditions of this Agreement, VeriSign will acquire 100% of the issued and outstanding share capital of THAWTE from the THAWTE Shareholder pursuant to the terms and conditions set forth herein in exchange for shares of VeriSign Common Stock.

     B. Upon the effectiveness of the Exchange (as defined below), all the issued and outstanding shares of THAWTE will be transferred to VeriSign in exchange for shares of VeriSign Common Stock.

     C. The representations and warranties of the THAWTE Shareholder herein are a material inducement to VeriSign to enter into this Agreement.

     D. The parties acknowledge that the Exchange will not qualify as, and is not intended to qualify as, a reorganization under Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereby agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

          1.1  "Closing" is defined in Section 7.1.

          1.2  "Closing Date" is defined in Section 7.1.

          1.3 "Entrust Agreement" means that certain Comprehensive Cross Certification Agreement, dated June 1, 1999, between Thawte Consulting (Pty) Ltd. and Entrust Technologies, Inc.

          1.4 "Exchange" means, collectively, the exchange of all of the issued and outstanding THAWTE Stock for the Exchange Shares contemplated by Section 2 below.

          1.5 "Exchange Number" means the quotient obtained by dividing (i) the Exchange Shares (as defined below) by (ii) the THAWTE Fully Diluted Number.

          1.6 "Exchange Shares" means the total number of shares of VeriSign Common Stock, as presently constituted, that will be issued under this Agreement in exchange for all of the shares of THAWTE Stock that are issued and outstanding immediately prior to the Closing and is equal to the number of Transaction Shares minus the number of Restraint Shares.

          1.7 "Restraint Shares" means the total number of shares of VeriSign Common Stock, as presently constituted, that will be issued under this Agreement in exchange for the Non-Competition Agreements described in Section 5.13, in the numbers and to the persons (the "Restrained Persons") set forth in Exhibit 9.9 hereto, which number of Restraint Shares are contemplated, as of the date hereof, to equal approximately [1%] of the Transaction Shares. In the event that any of the Non-Competition Agreements are not entered into and effective as of the Closing, or in the event that such Restrained Persons shall fail to satisfy the requirements set forth in Section 2.1.4 hereof, the Restraint Shares designated in Exhibit 9.9 with respect to each such Restrained Person will be issued instead to the THAWTE Shareholder as Exchange Shares.

          1.8 "Shareholder Ancillary Agreements" means, collectively the Investment Representation Letter, the Escrow Agreement, the Registration Rights Agreement, the Share Transfer Form CM-42, being the form prescribed by South African law (the "Share Transfer Form"), Form W-8 and each other agreement, certificate or document (other than this Agreement) to which the THAWTE Shareholder is to enter into as a party thereto, or is to otherwise execute and deliver pursuant to or in connection with this Agreement.

          1.9 "THAWTE Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which THAWTE is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

          1.10 "THAWTE Certificates" means the share certificates representing all the THAWTE Shareholder's shares of THAWTE Stock.

          1.11 "THAWTE Fully Diluted Number" means that number that is equal to the sum of the total number of shares that THAWTE SOUTH AFRICA Stock that are issued and outstanding immediately prior to the Closing.

          1.12 "THAWTE Shareholder" means Mark Shuttleworth who, immediately prior to the Closing, holds all the shares of THAWTE Stock that are issued and outstanding immediately prior to the Closing.

          1.13 "THAWTE SOUTH AFRICA Stock" means shares in the share capital of THAWTE SOUTH AFRICA, ZAR 1,00 par value per share, comprising the entire issued capital of THAWTE SOUTH AFRICA, as constituted immediately prior to the Closing.

          1.14 "THAWTE Stock" means the THAWTE SOUTH AFRICA Stock together with the THAWTE USA Stock.

          1.15 "THAWTE USA Stock" means shares in the share capital of THAWTE USA, $1.00 par value per share, comprising the entire issued capital of THAWTE USA, as constituted immediately prior to the Closing.

          1.16 "Transaction Shares" means the total number of shares of VeriSign Common Stock, as presently constituted that will be issued under this Agreement to the THAWTE Shareholder, the Restrained Persons, and the Escrow Agent, and is equal to the quotient obtained by dividing (i) U.S. $575,000,000 by (ii) the VeriSign Average Price Per Share.

          1.17 "VeriSign Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which VeriSign is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

          1.18 "VeriSign Average Price Per Share" means the lower of the closing price per share of VeriSign Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which VeriSign Common Stock is then traded or quoted) and reported in The Wall Street
                                                                ---------------
Journal for the trading day prior to the Agreement Date, or, the average of the
-------
closing prices per share of VeriSign Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which VeriSign Common Stock is then traded or quoted) and reported in The Wall Street
                                                                ---------------
Journal for the ten (10) trading days ending on, and inclusive of, the Closing
-------
Date;

          1.19 "VeriSign Common Stock" means the Common Stock, $0.001 par value per share, of VeriSign.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

     2.   THE EXCHANGE

          Subject to the terms and conditions of this Agreement, at the Closing:

               (a) the THAWTE Shareholder shall irrevocably assign and transfer to VeriSign all of the shares of the THAWTE Stock;

               (b) VeriSign shall issue to the THAWTE Shareholder the Exchange Shares with 99.5% of such number of shares being issued in exchange for the THAWTE SOUTH AFRICA stock and 0.5% in exchange for the THAWTE USA Stock;

               (c) VeriSign shall pay the THAWTE Shareholder U.S. $59,000 in cash for the THAWTE SOUTH AFRICA stock and U.S.$500 for the THAWTE USA stock; and

               (d) subject to the requirements of Section 2.1.4 hereof, VeriSign shall issue to the Restrained Persons the Restraint Shares.

                  2.1  Exchange of Shares.
                       ------------------

                       2.1.1  Exchange of THAWTE Stock. Subject to surrender and
                              ------------------------
delivery to VeriSign by the THAWTE Shareholder of the applicable THAWTE Certificates at the Closing and the accompanying Share Transfer Form and Form W-8, the THAWTE Shareholder shall receive a stock certificate for its Exchange Shares (less the Escrow Shares, as defined below) at the Closing.

                       2.1.2  Fractional Shares. No fractional shares of
                              -----------------
VeriSign Common Stock shall be issued in connection with the Exchange. Instead, VeriSign shall issue VeriSign Common Stock in an amount rounded up to the next whole share.

                       2.1.3  Registration Rights. Effective upon the Closing,
                              -------------------
the THAWTE Shareholder and the Restrained Persons shall be granted registration rights under the Securities Act of 1933, as amended (the "1933 Act") on the terms and subject to the conditions and limitations of the Registration Rights Agreement attached hereto as Exhibit 2.1.3 (the "Registration Rights
                             -------------
Agreement").

                       2.1.4  Restraint Shares. The issuance of the Restraint
                              ----------------
Shares shall be subject to (i) the availability (as determined in the reasonable discretion of VeriSign and its counsel) of an exemption under Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder, (ii) the completion by the Restrained Persons of Investment Representation Letters (as defined in Section
2.5 below), and (iii) the performance by the Restrained Persons of such actions as VeriSign may reasonably request (including, but not limited to, the engagement by the Restrained Persons, at their own expense, of a suitable purchaser representative, as defined in Rule 502 promulgated under the 1933
Act). In the event that VeriSign determines, in its reasonable discretion, that the conditions set forth herein are not satisfied, VeriSign shall not issue the Restraint Shares, but shall instead, adjust the number of the Exchange Shares and shall issue such additional Exchange Shares to the THAWTE Shareholder pursuant to the terms hereof.

                  2.2   Adjustments for Capital Changes. Notwithstanding the
                       -------------------------------
provisions of Section 2.1, if at any time after the Agreement Date and prior to the Closing, VeriSign or THAWTE recapitalizes, either through a subdivision (or stock split) of any of its issued and outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its issued and outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its issued and outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its issued and outstanding shares payable in shares or securities convertible into shares of VeriSign Common Stock (a "Capital Change"), then the number of shares of VeriSign Common Stock for which shares of THAWTE Stock are to be exchanged in the Exchange shall be appropriately, equitably and proportionately adjusted (as agreed to in writing by VeriSign and THAWTE if the adjustment for such Capital Change involves something other than a mathematical adjustment) so as to maintain the proportionate interests of the Shareholder of THAWTE and the Shareholder of VeriSign contemplated hereby so as to maintain the proportional interests of the holders of THAWTE Stock contemplated by this Agreement. The provisions of this Section shall not apply to any transaction not permitted to be undertaken by THAWTE under the provisions of this Agreement. In the event that a Capital Change affecting VeriSign Common Stock occurs prior to the Closing, then all prices per share and numbers of shares used to compute the Exchange Number shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section.

                 2.3   Escrow Agreement. At the Closing, VeriSign shall withhold
                       ----------------
ten percent (10%) of the Transaction Shares (the "Escrow Shares") and will deliver certificates representing such Escrow Shares to Chase Manhattan Bank and Trust Company, N.A. or a similar institution as agreed to in writing by the parties, as escrow agent (the "Escrow Agent"), together with related stock transfer powers, to be held by the Escrow Agent as security for the THAWTE Shareholder's indemnification obligations under Section 11 and pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement") in substantially the form of Exhibit 2.4. The Escrow Shares will be represented by certificates
        -----------
issued in the name of the THAWTE Shareholder and will be held by the Escrow Agent during that time period (the "Escrow Period") specified in the Escrow Agreement. The THAWTE Shareholder hereby consents to, approve and agree to be personally bound by: (i) the indemnification provisions of Section 11 of this Agreement; (ii) all of the terms, conditions and limitations in the Escrow Agreement; and (iii) the appointment of Mark Shuttleworth as the representative of the THAWTE Shareholder (the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of the THAWTE Shareholder as provided in the Escrow Agreement, and the taking by the Representative of any and all actions and the making of any and all decisions required or permitted to be taken by the Representative under the Escrow Agreement (including, without limitation, the exercise by the Representative of the power to: (i) authorize delivery to VeriSign of Escrow Shares in satisfaction of claims by VeriSign or any other Indemnified Person (as defined herein); (ii) agree to, negotiate and enter into settlements and compromises of such claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (iii) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Section 11; and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing). The Representative will have unlimited authority and power to act on behalf of the THAWTE Shareholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement. The THAWTE Shareholder will be bound by all actions taken by the Representative in connection with the Escrow Agreement, and VeriSign will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Representative will not be liable to the THAWTE Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement will be paid by the THAWTE Shareholder.

                 2.4   Further Assurances. If, at any time after the Closing,
                       ------------------
the parties hereto consider or are advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes of this Agreement at or after the Closing, then VeriSign and the THAWTE Shareholder shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Exchange and to carry out the purposes and intent of this.

                 2.5   Securities Laws Issues. VeriSign shall issue the Exchange
                       ----------------------
Shares and the VeriSign Options pursuant to an exemption from registration under
Section 4(2) and/or Regulation D promulgated under the 1933 Act. Concurrently with execution of this Agreement, the THAWTE Shareholder will execute and deliver to VeriSign an Investment Representation Letter in the form of Exhibit
                                                                       -------
2.5 hereto (the "Investment Representation Letter").
---

                 2.6   Example. Exhibit 2.6 hereto sets forth an illustration of
                       -------  -----------
the operation of the provisions of Section 2 of this Agreement regarding the exchange of shares of THAWTE Stock in the Exchange, and the issuance of the Restraint Shares and the Escrow Shares.

          3.     REPRESENTATIONS AND WARRANTIES OF THE THAWTE SHAREHOLDER

                 The THAWTE Shareholder hereby represents and warrants to VeriSign that each of the following representations and statements in this
Section 3 are true and correct.

                 3.1   Organization and Good Standing. THAWTE is a company duly
                       ------------------------------
organized, validly existing and in good standing under the laws of the Republic of South Africa. THAWTE has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" when used with reference to THAWTE (either alone or collectively with all THAWTE Subsidiaries, as defined below), means any event, change or effect that is (or will with the passage of time be) materially adverse to THAWTE's condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect: (a) any effect arising out of or resulting from actions contemplated by the parties in connection with the announcement of this Agreement and the transactions contemplated hereby, or (b) the termination of the Entrust Agreement by Entrust.

                 3.2   Power, Authorization and Validity.
                       ---------------------------------

                       3.2.1 The THAWTE Shareholder has the right, power, legal capacity and authority to enter into, execute, deliver and perform such THAWTE Shareholder's obligations under this Agreement and all Shareholder Ancillary Agreements and has the requisite power and authority to consummate the Exchange, in each case, subject only to the regulatory approval set forth in Section 3.2.2.

                       3.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, required by South African Law is necessary or required to be made or obtained by the THAWTE Shareholder to enable the THAWTE Shareholder to lawfully enter into, and to perform his respective obligations under, this Agreement and/or the Shareholder Ancillary Agreements, other than Exchange Control Approval under South African Law.

                       3.2.3 This Agreement and the Shareholder Ancillary Agreements are, or when executed by the THAWTE Shareholder will be, valid and binding obligations of such THAWTE Shareholder enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

                       3.2.4 All representations, warranties and other statements made by the THAWTE Shareholder in the Investment Representation Letter executed and delivered to VeriSign by such THAWTE Shareholder pursuant hereto (a) is now, and at the Closing shall be true and correct, and (b) shall be deemed to be representations and warranties made pursuant to this Section 3 for all purposes of this Agreement (including but not limited to Section 11 hereof) and the Escrow Agreement.

                  3.3  Capitalization of THAWTE.
                       ------------------------

                       3.3.1  Authorized Share Capital. The authorized share
                              ------------------------
capital of THAWTE SOUTH AFRICA consists entirely of 1,000 ordinary shares, ZAR 1,00 par value per share, of which a total of 100 shares are issued and outstanding, all of which are now owned and held (and all of which at the Closing will be owned and held) only by the THAWTE Shareholder. No other shares in the share capital of THAWTE SOUTH AFRICA are (or will at Closing be) authorized, issued or outstanding. No fractional shares of THAWTE SOUTH AFRICA Stock are (or will at Closing be) issued or outstanding. All issued and outstanding shares of THAWTE Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, or right of rescission (other than the rights of all companies organized under South African company law to repurchase shares), and have been offered, issued, sold and delivered by THAWTE (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, THAWTE's Articles and Memorandum of Association and other charter documents and all agreements to which THAWTE or the THAWTE Shareholder is a party. The THAWTE Shareholder owns and holds (and at the Closing will own and hold) all of the issued and outstanding share capital of THAWTE USA.

                       3.3.2  No Options, Warrants or Rights. There are no
                              ------------------------------
options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of THAWTE's share capital or any securities convertible into or exchangeable for any shares of THAWTE's capital stock or obligating THAWTE to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and THAWTE has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of THAWTE from any record or beneficial holder of shares of the capital stock of THAWTE. No shares of THAWTE Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

                       3.3.3  No Voting Arrangements or Registration Rights.
                              ---------------------------------------------
There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of THAWTE's issued and outstanding shares of to the conversion of any shares of THAWTE Stock in the Exchange. THAWTE is not under any obligation to register under the Securities Exchange Act of 1934, as amended or otherwise any of its presently issued and outstanding securities or any securities that may be subsequently issued.

                  3.4  Subsidiaries.
                       ------------

                       3.4.1  Organizational Data. THAWTE has never been a
                              -------------------
subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity, other than the THAWTE Shareholder or other than holdings of nominal amounts of shares by the incorporator(s) of THAWTE,.
Exhibit 3.4 sets forth any interest, direct or indirect, in any corporation,
-----------
partnership, limited liability company, joint venture or other business entity held by THAWTE (the "THAWTE Subsidiaries") and the THAWTE Subsidiaries. Exhibit
3.4 lists, with respect to THAWTE and each of the THAWTE Subsidiaries, its exact legal name; the jurisdiction of formation; date of formation; federal employer identification number or equivalent, if such identification number exists; number and type of securities authorized and outstanding; name and address of each security holder; name, address, telephone and fax number of each officer and director or other person having authority with respect to such entity, indicating all current titles held by each individual; its headquarters address, telephone and facsimile numbers; its registered agent and/or office in its jurisdiction of formation (if applicable); all foreign jurisdictions in which it is qualified or registered to do business; the date it was qualified or registered and its registered agent and/or office in each such jurisdiction; all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business; and any name changes, recapitalizations, mergers, reorganization or similar events since its date of formation. Accurate and complete copies of articles or certificate of incorporation, articles of association, memorandum of association, bylaws and other charter documents, each as amended to date, of THAWTE and each of the THAWTE Subsidiaries have been provided to Fenwick & West LLP, counsel to VeriSign. Exhibit 3.4 also lists, with respect to THAWTE and each of the THAWTE Subsidiaries, each predecessor corporation, partnership, limited liability company, joint venture or other business entity of THAWTE and of the THAWTE subsidiary.

                       3.4.2  Authorization. Each of the THAWTE Subsidiaries is
                              -------------
a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which its qualification as such is required. Exhibit 3.4 lists the material assets, obligations and operations of the THAWTE Subsidiaries.

                       3.4.3  Securities. All issued and outstanding shares of
                              ----------
stock of the THAWTE Subsidiaries are validly issued, fully paid and nonassessable and not subject to preemptive rights and are owned of record and beneficially solely by THAWTE. The issued and outstanding shares of the THAWTE Subsidiaries are not subject to any claim, lien, preemptive right, or right of rescission (other than the rights of all companies organized under South African company law to repurchase shares), and have been offered, issued, sold, transferred and delivered in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws. There are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of any of the authorized but unissued capital stock of any of the THAWTE Subsidiaries or any securities convertible into or exchangeable for any shares of capital stock of any of the THAWTE Subsidiaries or obligating any of the THAWTE Subsidiaries to grant, issue, extend, or enter into any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of any of the THAWTE Subsidiaries from any holder of shares of the capital stock of such entity. No shares of any of the THAWTE Subsidiaries are reserved for issuance under any stock purchase, stock option or other benefit plan. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than restrictions on transfer under applicable securities laws) applicable to any of the issued and outstanding securities of any of the THAWTE Subsidiaries.

                       3.4.4  Definition of "THAWTE". Solely for purposes of the
                              ---------------------
remainder of this Section 3 and Section 5, unless otherwise expressly provided therein or where the context clearly otherwise requires, any reference made to "THAWTE" shall be deemed to be a reference to, and to include, each of THAWTE and each of the THAWTE Subsidiaries and the predecessors of each.

                 3.5   No Violation of Existing Agreements. Neither the
                       -----------------------------------
execution and delivery of this Agreement nor the consummation of the Exchange or any of the other transactions contemplated hereby, nor the THAWTE Shareholder's discussion or negotiation with VeriSign of the Exchange or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the memorandum and articles of association of THAWTE as currently in effect; (ii) any national, provincial or foreign judgment, writ, decree, order, statute, rule or regulation applicable to THAWTE or its assets or properties; or (iii) any material instrument, agreement (other than the Entrust Agreement), contract, letter of intent or commitment to which THAWTE is a party or by which THAWTE or its assets or properties are or were bound, except such conflicts, terminations, breaches, impairments or violations as would not have a Material Adverse Effect.

                 3.6   Litigation. As of the date hereof, there is no action,
                       ----------
suit, arbitration, mediation, proceeding, claim or investigation pending against THAWTE (or against any officer or director of THAWTE or, to the best of the knowledge of THAWTE and the THAWTE Shareholder, against any employee or agent of THAWTE, in their capacity as such or relating to their employment, services or relationship with THAWTE) before any court, administrative agency or arbitrator that, if determined adversely to THAWTE (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on THAWTE, nor, to the best of the THAWTE Shareholder's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. Except as would not have a Material Adverse Effect, and save for the regulatory approvals required hereunder, there is no basis for any person, firm, corporation or other entity, to assert a claim against THAWTE or VeriSign based upon THAWTE's entering into this Agreement or consummating the Exchange; and there is no basis for any person, firm, corporation or other entity, to assert a claim against THAWTE based upon (a) any claims of ownership, rights to ownership, or options, warrants or other rights to acquire ownership, of any shares of the capital stock of THAWTE; or (b) any rights as a THAWTE shareholder, including any option, warrant or preemptive rights or rights to notice or to vote. To the knowledge of THAWTE, there is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against THAWTE.

                 3.7   Taxes. THAWTE has timely filed all national and foreign
                       -----
tax returns required to be filed, has timely paid or provided for all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. THAWTE is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. THAWTE has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any franchise, sales or use tax authority) regarding THAWTE and no tax return of THAWTE has ever been audited by any South African or foreign taxing agency or authority.

                 For the purposes of this Section, the terms "tax" and "taxes" include South African and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll (including any taxes or similar payments required to be withheld from payments of salary or other compensatory payments), ad valorem, payroll, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

                  VeriSign will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Internal Revenue Code of 1986, as amended.

          3.8  THAWTE Financial Statements. THAWTE was incorporated on
               ---------------------------
November 28, 1997. THAWTE's financial year ends on the last day of February. THAWTE has delivered to VeriSign an unaudited balance sheet (the "Unaudited Balance Sheet") as of November 30, 1999 (the "Balance Sheet Date") and an unaudited income statement and unaudited cash flow statement, each for the nine months ended November 30, 1999 (such balance sheet, income statement and cash flow statement, collectively, the "Management Accounts") THAWTE has also delivered to VeriSign THAWTE's audited balance sheet as of February 28, 1999(the "Balance Sheet"), and an audited consolidated income statement, and an audited consolidated cash flow for the financial year ended February 28, 1999 (all such Management Accounts and financial statements of THAWTE are hereinafter collectively referred to as the "THAWTE Financial Statements"). The THAWTE Financial Statements (a) have been prepared in accordance with the books and records of THAWTE, (b) fairly present the financial condition of THAWTE at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles as applied in the Republic of South Africa ("South African GAAP")applied on a consistent basis with prior periods. THAWTE has no material debt, liability or obligation of any nature (whether intercompany or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the Unaudited Balance Sheet and (ii) those that may have been incurred after the Balance Sheet Date in the ordinary course of THAWTE's business consistent with past. All reserves established by THAWTE and set forth in the Unaudited Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material contingent liabilities, as such term is used in South African GAAP, which are not adequately provided for in the Balance Sheet as required by South African GAAP.

          3.9  Title to Properties. THAWTE has good and marketable title to all
               -------------------
of its assets (including but not limited to those shown on the Balance Sheet), free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances, except where the failure to hold such title would not have a Material Adverse Effect. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which THAWTE is a party are fully effective and afford THAWTE peaceful and undisturbed possession of the real or personal property that is the subject of the lease. THAWTE is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on its business), nor has THAWTE received any notice of violation with which it has not complied. THAWTE owns its corporate offices and surrounding land (the "Real Property").

          3.10 Absence of Certain Changes. Since the Balance Sheet Date
               --------------------------
through the date hereof, there has not been with respect to THAWTE any:

          (a) material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, or results of operations of THAWTE;

          (b) amendments or changes in the memorandum and articles of association of THAWTE;

          (c) (i) incurrence, creation or assumption by THAWTE of any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of THAWTE or any material obligation or liability or any indebtedness for borrowed money; or (ii) issuance or sale of, or change with respect to the rights of, any debt or equity securities of THAWTE or any options or other rights to acquire from THAWTE, directly or indirectly, any debt or equity securities of THAWTE;

          (d) payment or discharge of a lien or liability which lien or liability was not either shown on the Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date;

          (e) purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets, properties or goodwill of THAWTE other than in the ordinary course of its business consistent with its past practice;

          (f) damage, destruction or loss, whether or not covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on THAWTE;

          (g) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the THAWTE Stock, any split, combination or recapitalization of the THAWTE Stock or any direct or indirect redemption, purchase or other acquisition of THAWTE Stock or any change in any rights, preferences, privileges or restrictions of any issued and outstanding security of THAWTE;

          (h) change or increase in the compensation payable or to become payable to any of the officers, employees, consultants or agents of THAWTE, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees, consultants or agents except in connection with normal salary or performance reviews or otherwise in the ordinary course of business consistent with THAWTE's past practice;

          (i) change with respect to the management, supervisory or other key personnel of THAWTE;

               (j) obligation or liability incurred by THAWTE to any of its officers, directors or the THAWTE Shareholder except in the ordinary course of business consistent with THAWTE's past practice;

               (k) making of any loan, advance or capital contribution to, or any investment in, any officer, director or record or beneficial shareholder of THAWTE;

               (l) entering into, amendment of, relinquishment, termination or non-renewal by THAWTE of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice or, to THAWTE's knowledge, any written or oral indication or assertion by the other party thereto of problems with THAWTE's services or performance under such contract, lease, transaction, commitment or other right or obligation or such other party's desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

               (m) material change in the manner in which THAWTE extends discounts or credits to customers or otherwise deals with its customers;

               (n) entering into by THAWTE of any transaction, contract or agreement or the conduct of business or operations other than in the ordinary course of its business consistent with its past practices; or

               (o) transfer or grant of a right under any THAWTE IP Rights (as defined in Section 3.13 below), other than those transferred or granted in the ordinary course of THAWTE's business consistent with THAWTE's past practice.

          3.11 Contracts and Commitments. Exhibit 3.11 sets forth, as of
               --------------------------
the date hereof, a list of each of the following written or oral contracts, agreements, commitments or other instruments to which THAWTE is a party or to which it or any of its assets or properties is bound:

               (a) consulting or similar agreement under which THAWTE provides any advice or services to a customer of THAWTE;

               (b) continuing contract for the future purchase, sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from THAWTE in an amount in excess of ZAR 300,000 per annum which is not terminable on 90 days' or less notice without cost or other liability to THAWTE or in which THAWTE has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

               (c) contract providing for the acquisition of software by THAWTE, for the development of software for THAWTE, or the license of software to THAWTE, which software is used or incorporated in any products currently distributed by

THAWTE or services currently provided by THAWTE or is contemplated to be used or incorporated in any products to be distributed or services to be provided by THAWTE (other than software generally available to the public at a per copy license fee of less than ZAR 30,000);

               (d) joint venture or partnership contract or agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of ZAR 300,000 per annum with any other party;

               (e) contract or commitment for the employment of any officer, employee or consultant of THAWTE or any other type of contract or understanding with any officer, employee or consultant of THAWTE which is not immediately terminable by THAWTE without cost or other liability, except as otherwise provided by South African law;

               (f) indenture, mortgage, trust deed, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with South African GAAP;

               (g) lease or other agreement under which THAWTE is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed ZAR 150,000 per annum;

               (h) agreement or arrangement for the sale of any assets, properties, services or rights having a value in excess of ZAR 150,000, other than in the ordinary course of business consistent with past practice, and except as otherwise contemplated by this Agreement;

               (i) agreement which restricts THAWTE from engaging in any aspect of its business or competing in any line of business in any geographic area;

               (j) THAWTE IP Rights Agreement (as defined in Section 3.13 below);

               (k) agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of THAWTE Stock or any options, warrants or other rights to purchase or otherwise acquire any such shares of THAWTE Stock, other securities or options, warrants or other rights therefor;

               (l)  contract with or commitment to any labor union; or

               (m) other agreement, contract, commitment or instrument that is material to the business of THAWTE or that involves a commitment by THAWTE in excess of $25,000.

          A copy of each agreement or document required by this Section to be listed on Exhibit 3.11 (collectively, the "THAWTE Material Agreements") has been delivered to

Fenwick & West LLP, VeriSign's counsel. No consent or approval of any third party is required to ensure that, following the Closing, any THAWTE Material Agreement shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Exchange or by any other transaction called for by this Agreement.

               3.12 No Default. THAWTE is not in breach or default of any
                    ----------
THAWTE Material Agreement. THAWTE is not a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect on THAWTE. THAWTE does not have any material liability for renegotiation of government contracts or subcontracts, if any.

               3.13 Intellectual Property.
                    ---------------------

                    3.13.1 THAWTE owns, or has the irrevocable right to use, sell or license all material Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "THAWTE IP Rights"), and such rights to use, sell or license are sufficient for such conduct of its business. THAWTE is the legal and beneficial owner of all rights, including all copyright and worldwide distribution rights, to those certain computer software programs, including all object code, source code, configurations, routines and algorithms contained therein with annotations and related documentation, known as the THAWTE Roots together with all alterations, modifications and reconfigurations thereof in all forms of expression, including but not limited to, the source code, object code, flowcharts, block diagrams, manuals and all other documentation no matter how stored, transmitted, read or utilized and all copyrights, trade secrets, patents, inventions (whether patentable or not), proprietary rights and intellectual property rights associated therewith (collectively the "Software"). The term "THAWTE IP Rights" includes, without limitation, the Software. Any and all rights to the Software previously owned or held by third parties, including (but not limited to) the THAWTE Subsidiaries have been transferred to THAWTE and are owned outright, free and clear of any claims, liens, security interest, mortgages, encumbrances or obligations, by THAWTE. Numerous parties worldwide hold distribution rights of some sort to the Software. Some examples and descriptions of the arrangements by which parties may hold such rights may be found on the Internet at http://www.thawte.com/partners/contents.html.

                    3.13.2 The execution, delivery and performance of this Agreement and the consummation of the Exchange and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any THAWTE IP Right (the "THAWTE IP Rights Agreements") and will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any THAWTE IP Right or materially impair the right of THAWTE to use, sell, license, provide or otherwise commercially exploit any THAWTE IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on THAWTE). Other than pursuant to agreements entered into in the ordinary course of business between THAWTE and its representative offices, or to resellers under the Chained Certification Authority Program, there are no royalties, honoraria, fees or other payments payable by THAWTE to any person by reason of the ownership, use, license, sale, exploitation or disposition of the THAWTE IP Rights.

               3.13.3 Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by THAWTE or currently under development by THAWTE has violated or now violates any license or agreement between THAWTE and any third party or, to the knowledge of THAWTE or the THAWTE Shareholder infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of THAWTE and the THAWTE Shareholder, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any THAWTE IP Right nor, to the best knowledge of THAWTE and the THAWTE Shareholder, is there any basis for any such claim, nor has THAWTE received any notice asserting that any THAWTE IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of THAWTE and the THAWTE Shareholder, is there any basis for any such assertion. To the best knowledge of THAWTE and the THAWTE Shareholder, no employee or agent of or consultant to THAWTE is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee, agent or consultant to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees or engagement of such agents and consultants does not subject THAWTE to any liability.

               3.13.4 THAWTE is currently taking reasonable and practicable steps, detailed on Schedule 3.13.4, designed to protect, preserve and maintain the secrecy and confidentiality of all material THAWTE IP Rights and all THAWTE's proprietary rights therein. All officers, employees, agents and consultants of THAWTE having access to proprietary information have executed and delivered to THAWTE an agreement regarding the protection of such proprietary information and the assignment of inventions to THAWTE in the form provided to counsel for VeriSign and copies of all such agreements, executed by all such persons, have been delivered to VeriSign's counsel.

               3.13.5    Exhibit 3.13 contains a list of all THAWTE IP Rights
                         ------------
and all worldwide applications, registrations, filings and other formal actions made or taken pursuant to national, provincial and foreign laws by THAWTE to secure, perfect or protect its interest in THAWTE IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks, service marks and trade names (whether or not registered) and trademark, service mark and trade name applications. Exhibit 3.13 lists, with respect to each item of THAWTE IP Rights, the entity (THAWTE or one of the THAWTE Subsidiaries) which owns or holds such IP Rights.

               3.13.6 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade dress rights, trade names, service marks, service mark applications, copyrights, copyright applications, mask work rights, mask work registrations, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

               3.14 Compliance with Laws. THAWTE has complied, and is now and
                    --------------------
at the Closing Date will be in compliance, in all material respects, with all applicable national, provincial, or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to THAWTE or to THAWTE's assets, properties, and business, except where the failure to so comply would not have a Material Adverse Effect. THAWTE holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with THAWTE's present business, except those where failure to do so would not have a Material Adverse Effect.

               3.15 Certain Transactions and Agreements. except as contemplated
                    -----------------------------------
by this Agreement, none of the officers, directors or the THAWTE Shareholder of THAWTE, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with THAWTE (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or the THAWTE Shareholder or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with THAWTE, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to VeriSign. Except as contemplated by this Agreement, none of said officers, directors, employees or the THAWTE Shareholder or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any THAWTE IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of THAWTE, except for the normal rights of a shareholder.

               3.16 Employees.
                    ---------

                    3.16.1 THAWTE is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. A list of all employees, officers and consultants of THAWTE, their title, date of hire, employer entity and current compensation is set forth on Exhibit 3.16.1, which has been delivered to
                                     --------------
VeriSign. THAWTE does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions), other than as may be required by South African law.

                3.16.2 THAWTE (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) does not have any current labor disputes. THAWTE has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations. As of the date hereof, neither THAWTE nor the THAWTE Shareholder has any knowledge that any key employee of THAWTE intends to leave the employ of THAWTE.

                3.16.3 THAWTE does not have any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). THAWTE has no pension plan which constitutes, or has since the enactment of ERISA constituted, a "multi-employer plan" as defined in
Section 3(37) of ERISA. No THAWTE pension plans are subject to Title IV of ERISA. THAWTE does not have any employee benefit plans that are subject to statutory regulation under the laws of the Republic of South Africa.

               3.16.4    Exhibit 3.16.4 lists each employment, severance or
                         --------------
other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA (if any) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by THAWTE and covers any employee or former employee or consultant or former consultant of THAWTE. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as the "THAWTE Benefit Arrangements." The THAWTE Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations that are applicable to such THAWTE Benefit Arrangement. THAWTE has delivered to VeriSign and its counsel, Fenwick & West LLP, a complete and correct copy and summary description of the THAWTE Benefit Arrangement.

               3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by THAWTE relating to, or change in employee participation or coverage under, any THAWTE Benefit Arrangement that would increase materially the expense of maintaining such THAWTE Benefit Arrangement above the level of the expense incurred in respect thereof for THAWTE's fiscal year ended February 28, 1999.

               3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of THAWTE are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect THAWTE and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the THAWTE Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on THAWTE, or in a material adverse effect on the business, operations or financial condition of VeriSign as its successor. THAWTE has provided, or shall have provided prior to the Closing, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material amount payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of THAWTE (or their beneficiaries).

               3.16.7 No benefit payable or which may become payable by THAWTE pursuant to any THAWTE Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. THAWTE is not a party to any (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving THAWTE in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of the Exchange or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               3.17 Brokers.  [COMPLETE]
                    -------

               3.18 Insurance. Exhibit 3.20 hereto lists all fire and casualty,
                    ---------  ------------
general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance maintained by THAWTE.

               3.19 Environmental Matters.
                    ---------------------

                    3.19.1 During the period that THAWTE has leased or owned its respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities that resulted from any act or omission of THAWTE or any of its employees, agents or invitees. The THAWTE Shareholder has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to THAWTE having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar federal, state or local law; or (c) regulations promulgated under any of the above laws or statutes.

               3.19.2 None of the properties or facilities of THAWTE is in violation of any national or provincial, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition, except for such violations as would not have a Material Adverse Effect. During the time that THAWTE has owned or leased its properties and facilities, neither THAWTE nor, to the best knowledge of THAWTE and the THAWTE Shareholder, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, other than THAWTE's lawful use of standard office supplies customarily used in office environments that contain legally permitted amounts of Hazardous Materials that would have no Material Adverse Effect.

               3.19.3 During the time that THAWTE has owned or leased its properties and facilities, there has been no litigation brought or threatened against THAWTE, or, to the best knowledge of THAWTE and the THAWTE Shareholder, against any lessor or owner of real property leased by THAWTE, or any settlement reached by THAWTE or the THAWTE Shareholder with any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of such properties or facilities.

          3.20 Product Warranties and Product Liability Claims.
               -----------------------------------------------

               (a) All products sold, serviced or distributed by THAWTE and all services provide by THAWTE at any time prior to the Closing Date have been in conformance in all material respects with all applicable contractual commitments and all express or implied warranties of THAWTE and no material liability exists for replacement thereof or other damages in connection with such sales or deliveries or services at any time prior to the Closing Date (except as may be reflected or expressly reserved for in the Latest Balance Sheet).

               (b) The warranty and repair Claims with respect to the products made, designed and sold by THAWTE and all services provided by THAWTE as part of the Business prior to the Closing Date have been administered by THAWTE and have consisted solely of routine warranty and repair Claims for the return of defective or non-conforming merchandise, which Claims have individually and in the aggregate been of an immaterial nature. There exist no Claims against THAWTE and, to the knowledge of the THAWTE Shareholder, there exists no reasonable basis for any Claims against THAWTE for injury to Persons or property suffered by any Person as a result of the sale or use of any product made, designed or sold by THAWTE or any service provided by THAWTE prior to the Closing Date, including, but not limited to, Claims arising out of the defective or unsafe nature of any products.

     4.   REPRESENTATIONS AND WARRANTIES OF VERISIGN

          VeriSign hereby represents and warrants each of the following representations and statements in this Section 4 are true and correct:

          4.1  Organization and Good Standing. VeriSign is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          4.2  Power, Authorization and Validity.
               ---------------------------------

               4.2.1 VeriSign has the right, power and authority to enter into, execute and perform its obligations under this Agreement and the VeriSign Ancillary Agreements and to consummate the Exchange. The execution, delivery and performance of this Agreement and the VeriSign Ancillary Agreements by VeriSign have been duly and validly approved and authorized by all necessary action on the part of VeriSign and VeriSign's Board of Directors.

               4.2.2 No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable VeriSign to enter into this Agreement and the VeriSign Ancillary Agreements and consummate the Exchange. No filing, authorization, consent, approval or order, governmental or otherwise, is necessary or required to enable VeriSign to perform those obligations under this Agreement and the VeriSign Ancillary Agreements that are to be performed after the consummation of the Exchange except for (a) any filings with the Securities and Exchange Commission and other applicable securities authorities contemplated by the Registration Rights Agreement attached hereto as Exhibit 2.1.3, and (b) such filings as may be required to comply with applicable securities laws in connection with the Exchange itself.

               4.2.3 This Agreement and the VeriSign Ancillary Agreements are, or when executed by VeriSign will be, valid and binding obligations of VeriSign, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          4.3  No Violation of Material Agreements. Neither the execution
               -----------------------------------
and delivery of this Agreement nor any VeriSign Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of (i) any provision of the Certificate of Incorporation or Bylaws of VeriSign, as currently in effect or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation to which VeriSign or its assets or properties is subject; or (b) a termination, or a material breach, impairment or violation, of any material instrument or contract to which VeriSign is a party or by which VeriSign or its properties are bound. VeriSign is not required to obtain the consent of any third party to consummate the Exchange.

          4.4  Disclosure. VeriSign has made available to THAWTE a disclosure
               ----------
package consisting of VeriSign's most recent Form 10-K for its fiscal year ended December 31, 1998, all Forms 10-Q filed by VeriSign with the SEC after the date of such Form 10-K and before the Agreement Date, all Forms 8-K and 8-K/A filed by VeriSign with the SEC after the date of its most recent Form 10-Q and the Proxy Statement for VeriSign's annual meeting of stockholders held on May 27, 1999 (the "VeriSign Disclosure Package"). As of their respective filing dates, documents filed by VeriSign with the SEC including, without limitation, any financial statements or schedules included or incorporated therein and included in the VeriSign Disclosure Package complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be. The consolidated financial statements of VeriSign included in such SEC documents have been prepared in accordance with the books and records of VeriSign and fairly present the financial condition of VeriSign and its consolidated subsidiaries as of such date and the consolidated results of operations and cash flows for the periods then ended. The consolidated financial statements in such SEC documents have been prepared in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as otherwise disclosed in the notes to such financial statements. The VeriSign Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to THAWTE pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          4.5  Financial Condition. There has been no material adverse change in
               -------------------
the financial condition or business of VeriSign, taken as whole, since the date of the most recent financial statements included in the VeriSign Disclosure Package.

          4.6  Validity of Shares. The shares of VeriSign Common Stock to be
               ------------------
issued pursuant to the Exchange shall, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by VeriSign, and (b) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable United States securities laws, including Rule 144 promulgated under the 1933 Act.

          4.7  South Afican Assets and Revenues. VeriSign's South African
               --------------------------------
assets and revenues are below the thresholds that would require a filing with the South African Competition Commission.

     5.   COVENANTS OF THE THAWTE SHAREHOLDER

          During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with
Section 10, the THAWTE Shareholder hereby covenants and agrees with VeriSign as follows:

          5.1  Advice of Changes. The THAWTE Shareholder will promptly advise
               -----------------
VeriSign in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the THAWTE Shareholder contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in THAWTE's assets, business, results of operations or financial condition. The THAWTE Shareholder shall cause THAWTE to deliver to VeriSign within thirty (30) days after the end of each quarterly accounting period ending after the Agreement Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business consistent with THAWTE's past practice (except that such financial statements shall be prepared in accordance with South African GAAP), in accordance with THAWTE's books and records and South African GAAP and shall fairly present the financial position of THAWTE on a consolidated basis as of their respective dates and the results of THAWTE's operations on a consolidated basis for the periods then ended.

          5.2  Maintenance of Business. The THAWTE Shareholder shall cause
               -----------------------
THAWTE to carry on and preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If the THAWTE Shareholder becomes aware of a material deterioration in the relationship of THAWTE with any customer, supplier, key employee, consultant or business partner, he will promptly bring such information to the attention of VeriSign in writing and, if requested by VeriSign, will exert his best efforts to restore the relationship.

          5.3  Conduct of Business. The THAWTE Shareholder shall cause THAWTE to
               -------------------
continue to conduct its business and maintain its business relationships in the ordinary and usual course and to not, without the prior written consent of the President of VeriSign:

               (a) borrow or lend any money other than advances to in the ordinary course of THAWTE's business consistent with THAWTE's past practice;

               (b) purchase or sell shares or other equity interest in any corporation or other business or enter into any transaction or agreement not in the ordinary course of THAWTE's business consistent with THAWTE's past practice;

               (c)  encumber, or permit to be encumbered, any of its assets;

               (d) sell, transfer or dispose of any of its assets except in the ordinary course of THAWTE's business consistent with THAWTE's past practice;

               (e) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible, except as otherwise contemplated by this Agreement, or except in the ordinary course of business and consistent with past practice;

               (f) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 5% of such officer's, employee's or consultant's base annual compensation, except pursuant to existing arrangements previously disclosed to and approved in writing by VeriSign) or enter into any new employment or consulting agreement with any such person;

               (g)  change any of its accounting;

               (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of any of its shares, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to any THAWTE shareholder or security holder or make any other cash payment to any shareholder or security holder of THAWTE that is unusual, extraordinary, or not made in the ordinary course of THAWTE's business consistent with THAWTE's past practice;

               (i) amend or terminate any contract, agreement or license to which it is a party;

               (j) guarantee or act as a surety for any obligation of any third party;

               (k) waive or release any material right or claim except in the ordinary course of business, consistent with past practice or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to VeriSign for its review prior to filing;

               (l) issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock;

               (m) subdivide or split or combine or reverse split the issued and outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of issued and outstanding shares of its capital stock of any class or affecting any other of its securities;

               (n) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

               (o)  amend its charter documents;

               (p) enter into any license or agreement to license any of its technology or Intellectual Property Rights;

               (q)  change any insurance;

               (r) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(q).

          5.4  Regulatory Approvals. The THAWTE Shareholder shall cause
               --------------------
THAWTE to and the THAWTE Shareholder will, promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which VeriSign may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, provided that, other than Exchange Control Approval, VeriSign shall pay the costs associated with such filings or applications. The THAWTE Shareholder shall cause THAWTE, its officers, directors and employees to, and the THAWTE Shareholder, will use their respective best efforts to promptly obtain, and to cooperate with VeriSign to promptly obtain, all such authorizations, approvals and consents.

          5.5  Necessary Consents. The THAWTE Shareholder shall cause THAWTE,
               ------------------
its officers and directors to, and the THAWTE Shareholder will, use their respective best efforts to promptly obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.4 to allow the consummation of the transactions contemplated hereby and to allow VeriSign to carry on THAWTE's business after the Closing.

          5.6  Litigation. The THAWTE Shareholder shall cause THAWTE to notify
               ----------
VeriSign in writing promptly after learning of any action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it or any of its directors, officers, employees or consultant in their capacity as such.

          5.7  No Other Negotiations. From the Agreement Date until the earlier
               ---------------------
of termination of this Agreement in accordance with Section 10 or the consummation of the Exchange, the THAWTE Shareholder shall cause THAWTE, its officers, directors and employees and the THAWTE Shareholder will not, and will not authorize, encourage or permit, any officer, director, employee, shareholder or affiliate of THAWTE, or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than VeriSign), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the business, assets or capital stock of THAWTE or any THAWTE Subsidiary by merger, consolidation, reorganization, sale of assets, sale of stock, exchange, tender offer or any other form of business combination ("Alternative Transaction"). The THAWTE Shareholder will, and will cause THAWTE to, promptly notify VeriSign orally and in writing of any such inquiries or proposals. In addition, neither THAWTE, nor the THAWTE Shareholder nor any THAWTE Subsidiary, shall execute, enter into or become bound by (a) any letter of intent or agreement or commitment between THAWTE and/or the THAWTE Shareholder and/or any THAWTE Subsidiary, on the one hand, and any third party, on the other hand, that is related to an Alternative Transaction or (b) any agreement or commitment between THAWTE and/or the THAWTE Shareholder and/or any THAWTE Subsidiary, on the one hand, and a third party, on the other hand, providing for an Alternative Transaction.

          5.8  Access to Information. Until the Closing, the THAWTE Shareholder
               ---------------------
shall cause THAWTE to allow VeriSign and its agents reasonable access to the files, books, records and offices of THAWTE, including, without limitation, any and all information relating to THAWTE's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, and subject to THAWTE's confidentiality obligations to third parties. The THAWTE Shareholder shall cause THAWTE to cause its accountants to cooperate with VeriSign and its agents in making available all financial and tax information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants, provided that such access to information does not unreasonably interfere with the operations of THAWTE.

          5.9  Satisfaction of Conditions Precedent. The THAWTE Shareholder
               ------------------------------------
shall cause THAWTE, its and directors and officers to, and the THAWTE Shareholder will, use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and the THAWTE Shareholder shall cause THAWTE, its directors and officers to, and the THAWTE Shareholder will, use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on THAWTE's part in order to effect the transactions contemplated hereby.

          5.10 Securities Laws. The THAWTE Shareholder shall cause THAWTE to,
               ---------------
and the THAWTE Shareholder shall, use their best efforts to assist VeriSign to the extent necessary to comply with the securities laws of all jurisdictions (U.S. and foreign) which are applicable in connection with the Exchange, provided that all costs associated with such compliance, other than Exchange Control Approval, shall be borne by VeriSign.

          5.11 Termination of Registration and Voting Rights. The THAWTE
               ---------------------------------------------
Shareholder shall cause all registration rights agreements and voting agreements applicable to or affecting any issued and outstanding shares or other securities of THAWTE (if any) to be duly terminated and canceled by THAWTE by no later than the Closing.

          5.12 Invention Assignment and Confidentiality Agreements. The THAWTE
               ---------------------------------------------------
Shareholder shall cause THAWTE to obtain from each employee, agent and consultant of THAWTE who has had access to any software, technology or copyrightable, patentable or other proprietary works or intellectual property owned or developed by THAWTE or other Intellectual Property Rights, or to any other confidential or proprietary information of THAWTE or its clients, an invention assignment and confidentiality agreement in substantially the form of the agreement provided to counsel to VeriSign, duly executed by such employee, agent or consultant and delivered to THAWTE.

          5.13 Non-Competition and Consulting Agreements. The THAWTE Shareholder
               -----------------------------------------
shall cause THAWTE to use its commercially reasonable efforts to cause the Restrained Persons to execute and deliver to VeriSign at the Closing a Non-Competition Agreement in favor of VeriSign in the form attached hereto as
Exhibit 9.9A (the "Non-
------------

Competition Agreement"), the consideration for which shall be the payment to such Restrained Persons and the effectiveness of which shall be conditioned on the satisfaction of the conditions in Section 2.1.4. The THAWTE Shareholder shall also execute and deliver to VeriSign the Non-Competition Agreement in the form of Exhibit 9.9B at the Closing. The THAWTE Shareholder shall execute and
        ------------
deliver to VeriSign at the Closing a Consulting Agreement in the form attached hereto as Exhibit 9.10 (the "Consulting Agreement").
          ------------

                  5.14  Quarter Financials. Prior to Closing, the THAWTE
                        ------------------
Shareholder shall cause THAWTE to deliver to VeriSign THAWTE's unaudited balance sheet as of November 30, 1999 and THAWTE's unaudited consolidated statement of operations, consolidated statement of cash flows and consolidated statement of Shareholder' equity for the nine months ended November 30, 1999 prepared in accordance South African GAAP (the "Interim Financials").

                  5.15  Closing of Exchange. The THAWTE Shareholder shall cause
                        -------------------
THAWTE not to, and the THAWTE Shareholder shall not, refuse to effect the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange under Section 8 hereof have been satisfied or, in their sole discretion, been waived by them.

                  5.16  Consultants to Become Employees. The THAWTE Shareholder
                        -------------------------------
shall cause THAWTE and its officers to use their commercially reasonable efforts to cause those persons who are designated by VeriSign to THAWTE in writing and who are currently performing services for THAWTE and the THAWTE Subsidiaries as consultants to become employees of THAWTE and/or the applicable THAWTE Subsidiary prior to the Closing on terms and conditions, subject to South African labor legislation, reasonably satisfactory to VeriSign.

                  [5.17 Delivery of THAWTE Financial Statements. Prior to the
                        ----------------------------------------
Closing, and as soon as practicable following the execution of this Agreement, the THAWTE Shareholder shall cause THAWTE to deliver to VeriSign the audited THAWTE Financial Statements referred to in Section 3.8 hereof.]

                  5.18  Real Property Purchase Agreement. The THAWTE Shareholder
                        --------------------------------
shall cause THAWTE to, and the THAWTE Shareholder shall, have entered into an agreement, on terms that are commercially reasonable and reasonably acceptable to VeriSign, for the purchase by the THAWTE Shareholder of the Real Property. The price for the Real Property shall be its fair market value established by an appraiser experienced in the appraisal of property like the Real Property.

             6.   VERISIGN COVENANTS

                  During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, VeriSign covenants and agrees as follows:

                  6.1  Advice of Changes. VeriSign will promptly advise the
                       -----------------
THAWTE Shareholder in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of VeriSign contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in VeriSign's business, results of operations or financial condition.

                  6.2 Regulatory Approvals. VeriSign will execute and file, or
                      --------------------
join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. VeriSign will use its best efforts to obtain all such authorizations, approvals and consents.

                  6.3 Satisfaction of Conditions Precedent. VeriSign will use
                      ------------------------------------
its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and VeriSign will use its best efforts to cause the Exchange and the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. In particular, VeriSign will use its best efforts to cause the Exchange to become effective in accordance with this Agreement by January 31, 1999.

                  6.4 Securities Laws. VeriSign shall take such steps as may be
                      ---------------
necessary to comply with the securities and Blue Sky laws of all jurisdictions (U.S. or foreign) which are applicable in connection with the Exchange, with the cooperation and assistance of THAWTE and the THAWTE Shareholder.

                  6.5 Nasdaq National Market Listing. VeriSign shall cause the
                      ------------------------------
shares of VeriSign Common Stock issuable to the THAWTE Shareholder in the Exchange to be authorized for listing on the Nasdaq National Market prior to the Closing.

                  6.6 Employee Benefits. As soon as practicable after the
                      -----------------
Agreement Date, VeriSign and THAWTE shall confer and work in good faith to agree upon a plan under which THAWTE employees will be covered either by (a) VeriSign's employee benefits plans or (b) THAWTE's employee benefit plans, with such decision to be made no later than six (6) months following the Closing, in a manner that results in minimal disruption to the continuing operations of THAWTE, and minimal cost to VeriSign.

                  6.7 Closing of Exchange. VeriSign shall not refuse to effect
                      -------------------
the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange under Section 9 hereof have been satisfied or, in its sole discretion, been waived by it.

                  6.8 VeriSign Undertaking Regarding Section 18(c) of the
                      ---------------------------------------------------
Entrust Agreement. Immediately after the execution of this Agreement, VeriSign
-----------------
shall deliver to Entrust a written undertaking ("Undertaking") by VeriSign to cause THAWTE to fulfill THAWTE's obligations under the Entrust Agreement. The Undertaking shall enter into force and effect on the Closing Date.

          7.      CLOSING MATTERS

                  7.1 The Closing. Subject to termination of this Agreement as
                      -----------
provided in Section 10 below, the closing of the transactions for consummation of the Exchange (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Standard Time on January 17, 2000 or on such other date on or before the Termination Date (as defined in Section 10.1.2) as VeriSign and the THAWTE Shareholder may mutually agree upon in writing after which the satisfaction or waiver of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement (the "Closing Date").

                  7.2 Exchanges at the Closing.
                      ------------------------

                      7.2.1 At the Closing, (a) the THAWTE Certificates shall be exchanged for the Exchange Shares, evidenced by the certificates therefore, as provided in Section 2 hereof and (b) the THAWTE Shareholder shall be paid US$59,500 cash as provided in Section 2.

                      7.2.2 At the Closing, the Escrow Shares shall be delivered to the Escrow Agent by VeriSign or VeriSign's transfer agent as provided in
Section 2.3 hereof.

                      7.2.3 The THAWTE Shareholder understands and agrees that stop transfer instructions will be given to VeriSign's transfer agent with respect to certificates evidencing the Exchange Shares to assure compliance with the provisions of the THAWTE Affiliates Agreements and Investment Representation Letter and that there will be placed on the certificates evidencing such Exchange Shares legends as specified in the Investment Representation Letter.

                      7.2.4 After the Closing there will be no further registration of transfers on the share register of THAWTE or its transfer agent or company secretary of the THAWTE Stock that was issued and outstanding immediately prior to the Closing. If, after the Closing, THAWTE Certificates are presented for any reason, they will be canceled.

          8.      CONDITIONS TO OBLIGATIONS OF THAWTE AND THE THAWTE
                  SHAREHOLDER

                   The obligations of the THAWTE Shareholder to consummate the Exchange are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by THAWTE and the THAWTE Shareholder in their sole discretion, but only in a writing signed by THAWTE and the THAWTE Shareholder):

                   8.1 Accuracy of Representations and Warranties. The
                       ------------------------------------------
representations and warranties of VeriSign set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and THAWTE shall have received a certificate to such effect executed by VeriSign's President or Chief Financial Officer.

                  8.2 Covenants. VeriSign shall have performed and complied in
                      ----------
all material respects with all of its covenants contained in Section 6 on or before the Closing, and the THAWTE Shareholder shall have received a certificate to such effect signed by VeriSign's President or Chief Financial Officer.

                  8.3 Compliance with Law; No Legal Restraints. There shall not
                      ----------------------------------------
be outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by THAWTE, its officers or directors or the THAWTE Shareholder), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement; (ii) VeriSign's payment for, or acquisition or purchase of, some or all of the shares of THAWTE Stock or any material part of the assets of THAWTE.

                  8.4 Government Consents. There shall have been obtained at or
                      ---------------------
prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Exchange, including but not limited to requirements under applicable U.S. and foreign securities and corporations laws and the South African Exchange Control Approval.

                  8.5 Opinion of VeriSign's Counsel. The THAWTE Shareholder
                      -----------------------------
shall have received from counsel to VeriSign, an opinion substantially in the form of Exhibit 8.5.
        -----------

                  8.6 Documents. VeriSign shall have executed and delivered to
                      ---------
the THAWTE Shareholder the VeriSign Ancillary Agreements. VeriSign shall have delivered a certificate representing the Exchange Shares (less any Escrow Shares) to the THAWTE Shareholder and shall have delivered the Escrow Shares to the Escrow Agent. THAWTE shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by THAWTE's legal counsel for THAWTE to lawfully consummate the transactions contemplated hereby.

                  8.7 No Litigation. No litigation or proceeding (other than any
                      -------------
litigation or proceeding initiated by THAWTE, its Board of Directors, Shareholder or officers or the THAWTE Shareholder) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of VeriSign.

                  8.8 Instructions to Transfer Agent; Deliveries. VeriSign shall
                      ------------------------------------------
have issued irrevocable instructions to its transfer agent to authorize the issuance of VeriSign Common Stock in the Exchange consistent with Section 2 hereof. VeriSign shall have made the other deliveries contemplated by Section 2 hereof.

                  8.9 Satisfactory Form of Legal Matters. The form, scope and
                      ----------------------------------
substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the THAWTE Shareholder's counsel.

                  8.10 Nasdaq National Market Listing. The shares of VeriSign
                       ------------------------------
Common Stock issuable to the THAWTE Shareholder in the Exchange shall have been authorized for listing on the Nasdaq National Market.

                  8.11 Delivery of VeriSign Undertaking. VeriSign shall have
                       --------------------------------
delivered, to THAWTE and to Entrust the Undertaking.

              9.  CONDITIONS TO OBLIGATIONS OF VERISIGN

                  The obligations of VeriSign hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by VeriSign in its sole discretion, but only in a writing signed by VeriSign):

                  9.1 Accuracy of Representations and Warranties. The
                      ------------------------------------------
representations and warranties of the THAWTE Shareholder set forth in Section 3 and in the Investment Representation Letters shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, except, in each case, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, and VeriSign shall have received certificates to such effect executed by the THAWTE Shareholder.

                  9.2 Covenants. The THAWTE Shareholder shall have performed and
                      ---------
complied in all material respects with all of its respective covenants contained in Section 5 on or before the Closing except, in each case, where the failure to so perform or comply would not reasonably be expected to have a Material Adverse Effect, and VeriSign shall have received certificates to such effect signed by the THAWTE Shareholder.

                  9.3 Compliance with Law; No Legal Restraints. There shall not
                      ----------------------------------------
be outstanding, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity (other than any such matter initiated by VeriSign or its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement; (ii) VeriSign's payment for, or acquisition or purchase of, some or all of the shares of THAWTE Stock or any material part of the assets of THAWTE or any THAWTE Subsidiary; (iii) the ownership or operation by VeriSign or THAWTE of all or any material portion of the business or assets of THAWTE, including (but not limited to) THAWTE's Intellectual Property Rights; or (iv) VeriSign's ability to exercise full rights of ownership with respect to THAWTE, the THAWTE Subsidiaries, and their respective assets and shares, including but not limited to restrictions on VeriSign's ability to vote all the shares of THAWTE or (indirectly through ownership of THAWTE) any THAWTE Subsidiary.

                  9.4 Government Consents. There shall have been obtained at or
                      -------------------
prior to the Closing Date such permits or authorizations from, and there shall have been taken such other action, as may be required to lawfully consummate the Exchange by, any governmental or regulatory authority having jurisdiction over any of the parties, or any THAWTE Subsidiary and/or the actions herein proposed to be taken, including but not limited to requirements under applicable U.S. and foreign securities and corporate laws.

                  9.5 Opinion of THAWTE's Counsel. VeriSign shall have received
                      ---------------------------
from counsel to the THAWTE Shareholder, opinions in substantially the form of
Exhibit 9.5.
-----------

                  9.6 Documents and Consents. THAWTE and the THAWTE Shareholder
                      ----------------------
shall have executed and delivered to VeriSign all the THAWTE Ancillary Agreements and all the Shareholder Ancillary Agreements, as applicable. The THAWTE Shareholder shall have delivered to VeriSign THAWTE Certificates representing 100% of the issued and outstanding shares of THAWTE together with the other deliverables specified in Section 2.1.1 hereof. VeriSign shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by VeriSign's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of THAWTE and the preservation of THAWTE's IP Rights and other assets and properties and for VeriSign to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to VeriSign, except for such thereof as the failure to so obtain would not have a Material Adverse Effect, or that VeriSign and THAWTE shall have agreed in writing need not be obtained.

                  9.7 No Litigation. No litigation or proceeding (other than any
                      -------------
litigation or proceeding initiated by VeriSign, its Board of Directors, its shareholders, or its officers) shall be pending which could be reasonably expected to have a Material Adverse Effect on the present or future operations or financial condition of THAWTE.

                  9.8 Non-Competition Agreement. VeriSign shall have received
                      -------------------------
from the THAWTE Shareholder, a fully executed copy of a Non-Competition Agreement in the form of Exhibit 9.9A.
                         -------------

                  9.9 Consulting Agreement. VeriSign shall have received from
                      --------------------
Mark Shuttleworth, a fully executed copy of a Consulting Agreement in the form of Exhibit 9.10.
   -------------

                  9.10  Escrow Agreement. VeriSign shall have received a fully
                        ----------------
executed copy of the Escrow Agreement in the form of Exhibit 2.4 executed by the Escrow Agent, the Representative and the THAWTE Shareholder.

                  9.11  Appointment of New Directors and Officers. The directors
                         ----------------------------------------
and officers of THAWTE and each of the THAWTE Subsidiaries in office immediately prior to the Closing of the Exchange shall have resigned effective as of the Closing, unless otherwise directed by VeriSign, and designees of VeriSign shall have been named as the sole directors and officers of THAWTE and each of the THAWTE Subsidiaries prior to Closing, subject to any requirements of applicable local law.

                  9.12  No Material Adverse Change. There shall not have been
                        --------------------------
any material adverse change in the financial condition, properties, assets, liabilities, business, results of operations or operations of THAWTE and the THAWTE Subsidiaries, taken as a whole, that would constitute a Material Adverse Effect.

                  9.13  Surrender of Names. The corporate name "THAWTE" and the
                        ------------------
trade names and trademarks "THAWTE" shall have been assigned, released and surrendered to THAWTE by Each of the entities listed on Exhibit 9.16 hereto and
                                                        ------------
each of such entities shall have commenced all necessary proceedings to obtain regulatory approval to change its name to a name that does not include "THAWTE."

                  9.14  Delivery of Interim Financials. THAWTE shall have
                        ------------------------------
delivered the Interim Financials to VeriSign.

                  9.15  Satisfactory Form of Legal and Accounting Matters. The
                        -------------------------------------------------
form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to VeriSign's counsel and independent public accountants.

                  9.16  Real Property Purchase Agreement. THAWTE and the THAWTE
                        --------------------------------
Shareholder shall have executed the real property sale agreement identified in
Section 5.18 which shall transfer the Real Property as soon as is practicable after the Closing Date.

         10.      TERMINATION OF AGREEMENT

                  10.1     Prior to or at the Closing.
                           --------------------------

                           10.1.1   This Agreement may be terminated at any time
prior to or at the Closing by the mutual written consent of VeriSign and the THAWTE Shareholder.

                  10.1.2 This Agreement may be terminated after the Termination Date by VeriSign if the conditions precedent set forth in Section 9 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by THAWTE and/or the THAWTE Shareholder on or before Midnight, Pacific Time on February 1, 2000(the "Termination Date").

               10.1.3 This Agreement may be terminated after the Termination Date by the THAWTE Shareholder if the conditions precedent set forth in Section 8 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by VeriSign on or before the Termination Date.

               10.1.4 VeriSign may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of the THAWTE Shareholder in Section 3 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or the THAWTE Shareholder has breached any of his respective covenants under Section 5 of this Agreement, but in any case, only to the extent that such incorrectness, untruth, falsity or breach shall cause the condition contained in Section 9.1 and/or 9.2 hereof to have failed, and the THAWTE Shareholder has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (3 0) days after VeriSign has given the THAWTE Shareholder written notice of its intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

               10.1.5 The THAWTE Shareholder may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of VeriSign in Section 4 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or VeriSign has breached any of its covenants under Section 6 of this Agreement, and VeriSign has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after the THAWTE Shareholder has given VeriSign written notice of his intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date. Notwithstanding the foregoing, the THAWTE Shareholder may terminate this Agreement at any time prior to or at the Closing if VeriSign shall have breached its covenant contained in Section 6.8 hereof.

               Any termination of this Agreement under this Section 10 will be effective by the delivery of notice of the terminating party to the other parties hereto.

          10.2 No Liability for Proper Termination. Any termination of
               ------------------------------------
this Agreement in accordance with this Section 10 will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers, other than the obligations provided in the Confidentiality Agreement; provided, however, that nothing herein will limit
                               --------  -------
the obligation of the THAWTE Shareholder and VeriSign for any willful breach hereof or failure to use their best efforts to cause the Exchange to be consummated, as set forth in Sections 5.9 and 6.3 hereof, respectively. In the event of the termination of this Agreement pursuant to this Section 10, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

     11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

          11.1 Survival of Representations. All representations, warranties and
               ---------------------------
covenants of the THAWTE Shareholder contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of VeriSign, until that date ("Escrow Release Date") which is the earlier of (i) the termination of this Agreement or (ii) twelve (12) months after the Closing Date.

               11.2 Agreement to Indemnify. The THAWTE Shareholder agrees to
                    ----------------------
indemnify and hold harmless VeriSign and its officers, directors, agents, Shareholder and employees, and each person, if any, who controls or may control VeriSign within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by THAWTE and/or the THAWTE Shareholder in this Agreement or in any certificate delivered by or on behalf of THAWTE pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this Section 11.2 must be asserted in a writing delivered to the Escrow Agent by no later than the Escrow Release Date.

               11.3 Limitation. Notwithstanding anything herein to the contrary,
                    ----------
in seeking indemnification for Damages under Section 11.2, the Indemnified Persons shall exercise their remedies only with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement. Except for fraudulent conduct and willful misconduct and except for breaches of the representations and warranties contained in Section 3.2.1 and except as provided in Section 11.5: (i) THAWTE Shareholder shall not have any liability to an Indemnified Person under this Agreement except to the extent of the Escrow Shares and any other assets deposited under the Escrow Agreement and (ii) the remedies set forth in this Section 11.3 and the Escrow Agreement shall be the exclusive remedies of VeriSign and the other Indemnified Persons under this Agreement or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section 11.3) against the THAWTE Shareholder for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by THAWTE or the THAWTE Shareholder in this Agreement or in any certificate, document or instrument delivered by or on behalf of THAWTE or the THAWTE Shareholder pursuant hereto or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section 11.3). In addition, the indemnification provided for in
Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Basket"), in which event the THAWTE Shareholder shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages in excess of the Basket. The limitations set forth in this Section 11.3 shall not be applicable to Misconduct Damages (as defined
                        ---
below). As used herein, "Misconduct Damages" means Damages resulting from fraudulent conduct or willful misconduct or breach of any provisions of the Investment Representation Letter.

               11.4 Notice. Promptly after VeriSign becomes aware of the
                    ------
existence of any potential claim by an Indemnified Person for indemnity from the THAWTE Shareholder under Section 11.2, VeriSign will notify the THAWTE Shareholder of such potential claim in accordance with the Escrow Agreement. The THAWTE Shareholder shall be entitled to participate in and, to the extent the THAWTE Shareholder elects by written notice to VeriSign within 30 days after receipt by the THAWTE Shareholder of notice of such claim, to assume the defense of such claim at its own expense, with counsel chosen by the THAWTE Shareholder. Notwithstanding that the THAWTE Shareholder shall have elected by such written notice to assume the defense of any claim, any Indemnified Party shall have the right to participate in the investigation and defense thereof with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party .Failure of VeriSign to give such notice shall not affect any rights or remedies of an Indemnified Party hereunder with respect to indemnification for Damages except to the extent the THAWTE Shareholder is materially prejudiced thereby. Prior to the settlement of any claim for which VeriSign seeks indemnity from the THAWTE Shareholder, VeriSign will provide the THAWTE Shareholder with the terms of the proposed settlement and a reasonable opportunity to comment on such terms in accordance with the Escrow Agreement. Nothing in this Section is intended to preclude the Representative of the THAWTE Shareholder from contesting a claim for indemnification hereunder in accordance with the terms and conditions of the Escrow Agreement.

               11.5 Title Indemnity. In addition to, and separate from, the
                    ---------------
foregoing agreement to indemnify set forth in Section 11.2, the THAWTE Shareholder agrees, to defend and indemnify VeriSign and each other Indemnified Person from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs incurred and arising out of any failure of such THAWTE Shareholder to have good, valid and marketable title to any issued and outstanding shares of THAWTE Stock held (or asserted to have been held) by such THAWTE Shareholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to enter into this Agreement and consummate the Exchange and any other transactions contemplated by this Agreement, or any failure of THAWTE to have good, valid and marketable title to all of the issued and outstanding shares of each of the THAWTE Subsidiaries and any failure of the THAWTE Shareholder to own, of record and beneficially, 100% of the issued and outstanding shares of THAWTE. A THAWTE shareholder's liability under the indemnification provided for in this Section
11.5 shall be in addition to any liability of such THAWTE shareholder under
Section 11.2 and shall not be subject to the limitations on the THAWTE Shareholder's liability set forth in Section 11.3 and shall not be limited to such THAWTE Shareholder's Escrow Shares.

          12.  MISCELLANEOUS

               12.1 Governing Law/Jurisdiction. This Agreement, the VeriSign
                    --------------------------
Ancillary Agreements (collectively the "Transaction Agreements"), the THAWTE Ancillary Agreements and the Shareholder Ancillary Agreements shall be governed and construed in accordance with the laws of the State of California without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of the State of California Except as otherwise set forth herein, any reference to "laws" in this Agreement shall mean the national and provincial laws of the Republic of South Africa.

          12.2 Assignment; Binding Upon Successors and Assigns. No party
               -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that VeriSign may assign its respective rights to any wholly-owned subsidiary of VeriSign, provided that, in the event of such assignment, VeriSign shall remain primarily liable for the performance of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.3 Severability. If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.4 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

          12.5 Other Remedies. Except as otherwise provided herein, any
               --------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          12.6 Amendment and Waivers. Any term or provision of this Agreement
               ---------------------
may be amended prior to the Closing by the written consent of VeriSign, the THAWTE Shareholder, and, after the Closing by VeriSign and the THAWTE Shareholder (or their successors in interest). The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. In addition, at any time prior to the Closing, the THAWTE Shareholder and VeriSign (by action taken by its Board of Directors) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

          12.7 Expenses. Each party will bear its respective expenses
               --------
and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

          12.8 Attorneys' Fees. Should suit be brought to enforce or interpret
               ---------------
any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

          12.9 Notices. All notices and other communications required or
               -------
permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier or sent by internationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, and three (3) days after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this Section:

               (i)  If to VeriSign:

                          VeriSign Inc.
                          1350 Charleston Road
                          Mountain View, CA 94043
                          Attention:  President

               with a copy to:

                          Fenwick & West LLP
                          Two Palo Alto Square, Suite 500
                          Palo Alto, CA 94306 Attention: Gordon Davidson, Esq. Fax Number: (415) 494-1417

               (ii) If to THAWTE Shareholder:

                          Mark Shuttleworth
                          12 Plein Street
                          Durbanville Cape Town
                          7550
                          Fax Number:  (011) (27) (21) 975-3089
                    with a copy to:

                          Werksmans Attorneys
                          Werksmans Chambers
                          22 Girton Road
                          Parktown, Johannesburg
                          2193
                          South Africa
                          Attention: Wildu du Plessis
              Fax:  (011)(27)(11) 484.3100

                    and a copy to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          525 University Avenue
                          Suite 220
                          Palo Alto, California 94301
                                      USA
                          Attention:  Kenton J. King
                          Fax Number: (1)(650) 470.4570

          12.10 Construction of Agreement. This Agreement has been negotiated by
                -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

          12.11 No Joint Venture. Nothing contained in this Agreement
                ----------------
will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other party and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

          12.12 Further Assurances. Each party agrees to cooperate fully
                ------------------
with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          12.13 Absence of Third Party Beneficiary Rights. No provisions
                -----------------------------------------
of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          12.14 Public Announcement. Upon execution of this Agreement,
                -------------------
VeriSign and THAWTE will issue a press release approved by VeriSign and the THAWTE Shareholder announcing the Exchange. Thereafter, VeriSign may issue such press releases, and make such other disclosures regarding the Exchange, as it determines are required under applicable securities laws or regulatory rules, but shall first consult with the THAWTE Shareholder and provide the THAWTE Shareholder with an opportunity to comment on any such press release. Prior to the publication of the press release issued upon execution of this Agreement (unless this Agreement has been terminated), no party hereto shall make any public announcement relating to this Agreement or the transactions contemplated hereby and the THAWTE Shareholder shall use his best efforts to prevent any trading in VeriSign Common Stock by officers, directors, Shareholder, employees, agents and consultants of THAWTE and/or of any THAWTE Subsidiaries. Notwithstanding these limitations, in connection with the Closing, THAWTE's financial advisor shall be permitted to publish tombstone advertisements related to the transactions contemplated hereby.

          12.15 Confidentiality. The THAWTE Shareholder shall cause THAWTE to
                ---------------
confirm and VeriSign shall confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement [(except that VeriSign will cease to be bound by the Confidentiality Agreement after the Exchange becomes effective)]. If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

          12.16 Entire Agreement. This Agreement and the exhibits hereto
                ----------------
THAWTE constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          12.17 U.S. Dollars; South African Rand. United States dollars are
                --------------------------------
referred to herein by the international symbol "$." South African Rand are referred to herein by their international symbol "ZAR."

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VERISIGN, INC.



By: /s/ Stratton Sclavos
   -----------------------
Name:_____________________
Its:  President





THAWTE SHAREHOLDER


By: /s/ Mark Shuttleworth
   ----------------------
      Mark Shuttleworth



                    [SIGNATURE PAGE TO EXCHANGE AGREEMENT]